                                                                     Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             VORNADO OPERATING, INC.

            Vornado Operating, Inc., a Delaware corporation, hereby certifies as follows:

            FIRST. The name of the corporation is Vornado Operating, Inc. The date of filing of its original certificate of incorporation with the Secretary of State was October 30, 1997 and the name under which it was originally incorporated was Vornado Operating, Inc. Upon effectiveness of this restated Certificate of Incorporation, the name of said corporation will be Vornado Operating Company.

            SECOND. This restated certificate of incorporation amends, restates and integrates the provisions of the certificate of incorporation of said corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

            THIRD. The text of the certificate of incorporation of said corporation is hereby amended and restated to read in full as follows:

                                  ARTICLE FIRST
                                      NAME

            The name of the corporation is Vornado Operating Company (the "Corporation").

                                 ARTICLE SECOND
                     REGISTERED OFFICE AND REGISTERED AGENT

            The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THIRD
                                     PURPOSE

            The purpose of the Corporation is (a) to own assets that Vornado Realty Trust, a Maryland real estate investment trust ("Vornado"), could not itself own and conduct activities that Vornado could not itself conduct due to the status of Vornado as a real estate investment trust for federal income tax purposes; (b) to perform an agreement to be entered into by and between the Corporation and Vornado Realty L.P., a Delaware limited partnership and a subsidiary of Vornado (the "Intercompany Agreement"), pursuant to which, among other things, the parties will agree to provide each other with rights of first opportunity with respect to certain transactions and investments; and (c) to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. For so long as the Intercompany Agreement shall remain in effect, the Corporation will be prohibited from pursuing any REIT Opportunity (as described in the Intercompany Agreement) except to the extent permitted by Article II of the Intercompany Agreement.

                                 ARTICLE FOURTH
                                  CAPITAL STOCK

            The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,000,000, of which 40,000,000 shares of the par value of $.01 per share shall be designated as Common Stock, 10,000,000 shares of the par value of $.01 per share shall be designated as Preferred Stock and 50,000,000 shares of the par value of $.01 per share shall be designated as Excess Shares.

            Shares of Preferred Stock may be issued in one or more series from time to time by the board of directors, and the board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

            (a) the distinctive serial designation of such series which shall distinguish it from other series;

            (b) the number of shares included in such series;

            (c) the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

            (d) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

            (e) the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

            (f) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

            (g) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

            (h) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

            (i) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.

Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any class or series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, irrespective of the provisions of Section 242(b)(2) of the

General Corporation Law of Delaware or any corresponding provision hereafter enacted.

                                  ARTICLE FIFTH
                                     BY-LAWS

            The by-laws of the Corporation may be altered or repealed and new by-laws may be adopted (i) at any annual or special meeting of stockholders, by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class, provided, however, that any proposed alteration or repeal of, or the adoption of any by-law inconsistent with, Sections 1.2, 1.11 and 1.12 of
Article I of the by-laws, Sections 2.1 and 2.2 of Article II of the by-laws, or this sentence, by the stockholders shall require the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class, or (ii) by the affirmative vote of a majority of the board of directors.

                                  ARTICLE SIXTH
                               BOARD OF DIRECTORS

            Section A. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, except as may be otherwise provided by law or in this restated certificate of incorporation.

            Section B. Number. The board of directors of the Corporation shall consist of one or more members, the number of which shall be fixed from time to time pursuant to the by-laws of the Corporation.

            Section C. Election and Term. The directors of the Corporation shall be divided into three classes, as nearly equal in number as reasonably possible, as determined by the board of directors, with the initial term of office of the first class of such directors ("Class I") to expire at the annual meeting of stockholders in 1999, the initial term of office of the second class of such directors ("Class II") to expire at the annual meeting of stockholders in 2000 and the initial term of office of the third class of such directors ("Class III") to expire at the annual meeting of stockholders in 2001, with each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders in the third year following the year of their election and until their successors have been duly elected and qualified. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

            Section D. Vacancies. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nonetheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier death, retirement, resignation, or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to maintain such classes as nearly equal in number as reasonably possible.

            Section E. Removal. No director may be removed except for cause.

            Section F. Initial Directors. The name of the persons who are to serve as the initial directors of the Corporation until their successors have been duly elected and qualified are as follows:

Name                                      Director Class
----                                      --------------
Steven Roth                               III

Name                                      Director Class
----                                      --------------
Michael D. Fascitelli                     III
Russell B. Wight, Jr.                     II
Martin N. Rosen                           II
Richard West                              I
Douglas H. Dittrick                       I

                                 ARTICLE SEVENTH
                               STOCKHOLDER ACTION

            Any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders. Except as otherwise provided for herein or required by law, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the Board, the Vice Chairman of the Board, the President or the board of directors pursuant to a resolution stating the purpose or purposes thereof, and any power of stockholders to call a special meeting is specifically denied.

                                 ARTICLE EIGHTH
                               DIRECTOR LIABILITY

            A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

                                  ARTICLE NINTH
                       OWNERSHIP AND TRANSFER RESTRICTIONS

            Section A. Definitions. For the purposes of this Article the following terms shall have the following meanings:

            "Beneficial Ownership" shall mean ownership of Shares by a Person either directly or under the constructive ownership rules of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have the correlative meanings.

            "Charitable Beneficiary" shall mean an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the board of directors as the beneficiary or beneficiaries of the Excess Share Trust.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Excess Shares" shall mean Shares resulting from an event described in Section C of this Article.

            "Excess Share Trust" shall mean the trust created pursuant to Section C and Section K of this Article.

          "Excess Share Trustee" shall mean a person, who shall be unaffiliated with the Corporation, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the board of directors as the trustee of the Excess Share Trust.

            "Exchange" shall mean the American Stock Exchange.

            "Fair Market Value" shall mean the last reported sales price on the Exchange for Shares of the relevant class or series on the trading day immediately preceding the relevant date, or if not then traded on the Exchange, the last reported sales price for such Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such Shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such Shares on the relevant date as determined in good faith by the board of directors.

            "Ownership Limit" shall initially mean (i) in the case of Persons Beneficially Owning more than 6.7%, in number of Shares or value, of the outstanding Shares of the Corporation immediately following the distribution by Vornado Realty Trust of Shares in the Corporation (and all

Persons treated as Beneficially Owning Shares Beneficially Owned by such a Person and all Persons Beneficially Owning Shares transferred by a Person described in this clause (i)), 9.9%, in number of Shares or value, of the outstanding Shares of any class or series of the Corporation, (ii) in the case of any Persons not described in clause (i) of this definition who Beneficially Own more than 4.9%, in number of Shares or value, of the outstanding Shares of the Corporation immediately following the distribution by Vornado Realty Trust of Shares in the Corporation (and all Persons treated as Beneficially Owning Shares Beneficially Owned by such a Person and all Persons Beneficially Owning Shares transferred by a Person described in this clause (ii)), 6.7%, in number of Shares or value, of the outstanding Shares of any class or series of the Corporation and (iii) in the case of all Persons not described in clauses (i) or
(ii) of this definition, 4.9%, in number of Shares or value, of the outstanding Shares of any class or series of the Corporation. The number and value of the outstanding Shares of any class or series of the Corporation shall be determined by the board of directors in good faith, which determination shall be conclusive for all purposes hereof.

            "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

            "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the Person who would have been the beneficial holder of the Shares, if such Transfer had been valid under Section B of this Article.

            "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, the Person who would have been the record holder of the Shares, if such Transfer had been valid under Section B of this Article.

            "REIT" shall mean a real estate investment trust under Section 856 of the Code.

            "REIT Provisions of the Code" shall mean Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

            "Restriction Termination Date" shall mean such date as may be determined by the board of directors as the date on which the ownership and transfer restrictions set forth in this Article should cease to apply, provided that such date may not be prior to the date on which Vornado Realty Trust makes a public announcement that neither Vornado Realty Trust nor any affiliate of Vornado Realty Trust that, directly or indirectly, leases property to the Corporation, intends to qualify as a REIT.

            "Shares" shall mean the shares of the Corporation as may be authorized and issued from time to time pursuant to Article FOURTH.

            "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares and (c) any transfer or other disposition of any interest in Shares as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

            Section B.  Ownership Limitation.

            (1) Subject to clause (3) of this Section B, until the Restriction Termination Date, no Person, or Persons acting as a group, shall Beneficially Own Shares of any class or series in excess of the applicable Ownership Limit.

            (2) Subject to clause (3) of this Section B, until the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning Shares of any class in excess of the applicable Ownership Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Person in excess of the applicable Ownership Limit; and the intended transferee shall acquire no rights in such Shares.

            (3) Nothing contained in this Article shall preclude the settlement of any transaction entered into through the facilities of the Exchange. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Article and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article.

            Section C. Excess Shares.

            (1) If, notwithstanding the other provisions contained in this Article, at any time prior to the Restriction Termination Date, there is a purported Transfer such that any Person would Beneficially Own Shares of any class in excess of the applicable Ownership Limit, then

Shares directly owned by such Person in excess of the applicable Ownership Limit shall be automatically designated as Excess Shares (without reclassification) until such Person does not own Shares in excess of the applicable Ownership Limit. The designation of such Shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the purported Transfer. If, after designation of such Shares owned directly by a Person as Excess Shares, such Person still owns Shares in excess of the applicable Ownership Limit, Shares Beneficially Owned by such Person constructively in excess of the applicable Ownership Limit shall be designated as Excess Shares until such Person does not own Shares in excess of the applicable Ownership Limit. Where such Person owns Shares constructively through one or more Persons and the Shares held by such other Persons must be designated as Excess Shares, the designation of Shares held by such other Persons as Excess Shares shall be pro rata.

            (2) If, at any time prior to the Restriction Termination Date, an event other than a purported Transfer (an "Event") occurs which would cause any Person to Beneficially Own Shares of any class in excess of the applicable Ownership Limit, then, Shares Beneficially Owned by such Person in excess of the applicable Ownership Limit shall be automatically designated as Excess Shares to the extent necessary to eliminate such excess ownership. The designation of Shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the Event. In determining which Shares are designated as Excess Shares, Shares Beneficially Owned by any Person who caused the Event to occur shall be designated as Excess Shares before any Shares not so held are designated. Where several similarly situated Persons exist, the designation of Shares as Excess Shares shall be pro rata. If Shares held by any Person are required to be designated as Excess Shares pursuant to this Clause (2) of this Section C of this Article, Shares directly held by such Person shall first be designated before Shares Beneficially Owned constructively are designated. Where such Person owns Shares constructively through one or more Persons and the Shares held by such other Persons must be designated as Excess Shares, the designation of Shares held by such other Persons as Excess Shares shall be pro rata.

            Section D. Prevention of Transfer. If the board of directors or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section B of this Article or that a Person intends to acquire or has attempted to acquire Beneficial Ownership (determined without reference to any rules of attribution) of any Shares in violation of Section B of this Article, the board of directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Section B of this Article shall automatically result in the designation and treatment described in Section C of this Article, irrespective of any action (or non-action) by the board of directors.

            Section E. Notice to Corporation. Any Person who acquires or attempts to acquire Shares in violation of Section B of this Article, or any Person who is a transferee such that Excess Shares result under Section C of this Article, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event. Such person shall also provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the status of Vornado Realty Trust or any affiliate of Vornado Realty Trust as a REIT and shall execute and deliver such instruments and provide such further cooperation and assistance as the board of directors deems advisable to preserve the status of the Vornado Realty Trust or any affiliate of Vornado Realty Trust as a REIT.

            Section F. Information for Corporation. Until the Restriction Termination Date: each Person who is a

Beneficial Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner shall provide to the Corporation in writing such information with respect to direct, indirect and constructive ownership of Shares as the board of directors deems reasonably necessary to comply with the provisions of the Code applicable to the status of Vornado Realty Trust or any of its affiliates as a REIT, to determine the status of Vornado Realty Trust or any of its affiliates as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

            Section G. Other Action by Board. Subject to Section B of this Article, nothing contained in this Article shall limit the authority of the board of directors to take such other action as it deems necessary or advisable to protect the status of Vornado Realty Trust or any affiliate of Vornado Realty Trust as a REIT.

            Section H. Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article, including any definition contained in Section A, the board of directors shall have the power to determine the application of the provisions of this Article with respect to any situation based on the facts known to it. In the event this Article requires or permits an action by the board of directors and the Certificate of Incorporation fails to provide specific guidance with respect to such action, the board of directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article.

            Section I. Legend. Each certificate for Shares shall bear substantially the following legend:

            The securities represented by this certificate are subject to restrictions on ownership and transfer. Except as otherwise provided pursuant to the Certificate of Incorporation of the Corporation, no Person (other than certain Persons described in the Certificate of Incorporation, who are subject to a higher limit of 6.7% or 9.9%, depending upon their particular circumstances) may Beneficially Own Shares in excess of 4.9% of the number or value of the outstanding Shares of any class or series of the Common Stock or Preferred Stock of the Corporation. Any Person who attempts or proposes to Beneficially Own Shares in excess of the ownership and transfer limitations must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Certificate of Incorporation of the Corporation, a copy of which, including the restrictions on ownership and transfer, will be furnished to each shareholder on request and without charge. If the restrictions on ownership or transfer are violated, the securities represented hereby which are in excess of the applicable ownership limitation will be designated and treated as Excess Shares which will be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary.

            Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

            Section J. Severability. If any provision of this Article or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

            Section K. Transfer of Excess Shares. Upon any purported Transfer that results in Excess Shares pursuant to Section C of this Article, such Excess Shares shall be deemed to have been transferred to the Excess Share Trustee, as trustee of a special trust for the exclusive benefit of the Charitable Beneficiary. The Corporation shall name a Charitable Beneficiary, if one does not already exist, within five days of the discovery of any designation of any Excess Shares; however, the failure to so name a Charitable Beneficiary shall not affect the designation of Shares as Excess Shares or the transfer thereof to the Excess Share Trustee. Excess Shares so held in trust shall be issued and outstanding Shares of the Corporation. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares except as expressly provided in this Article.

            Section L. Distributions on Excess Shares. Any dividends (whether taxable as a dividend, return of capital or otherwise) on Excess Shares shall be paid to the Excess

Share Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive, for each Excess Share, the lesser of (1) the amount per share of any distribution made upon liquidation, dissolution or winding up or (2) the price paid by the Purported Record Transferee for the Excess Shares, or if the Purported Record Transferee did not give value for the Excess Shares, the Fair Market Value of the Excess Shares on the day of the event causing the Excess Shares to be held in trust. Any such dividend or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Corporation that the Shares with respect to which the dividend or distribution was made had been designated as Excess Shares shall be repaid, upon demand, to the Excess Share Trust for the benefit of the Charitable Beneficiary.

            Section M. Voting of Excess Shares. The Excess Share Trustee shall be entitled to vote the Excess Shares on behalf of the Charitable Beneficiary on any matter. Subject to Delaware law, any vote cast by a Purported Record Transferee with respect to the Excess Shares prior to the discovery by the Corporation that the Excess Shares were held in trust will be rescinded ab initio; provided, however, that if the Corporation has already taken irreversible action with respect to a merger, reorganization, sale of all or substantially all the assets, dissolution of the Corporation or other action by the Corporation, then the vote cast by the Purported Record Transferee shall not be rescinded. The owner of the Excess Shares will be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

            Notwithstanding the provisions of this Article, until the Corporation has received notification that Excess Shares have been transferred into an Excess Share Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

            Section N. Non-Transferability of Excess Shares. Excess Shares shall be transferable only as provided in this Section N. At the direction of the Board of the Directors, the Excess Share Trustee shall transfer the Shares held in the Excess Share Trust to a Person or Persons whose ownership of such Shares will not violate the Ownership Limit. If such a transfer is made to such a Person or Persons, the interest of the Charitable Beneficiary shall terminate the designation of such Shares as Excess Shares shall thereupon cease. The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported

Record Transferee for the Excess Shares or, if the Purported Record Transferee did not give value for the Excess Shares, the Fair Market Value of the Excess Shares on the day of the event causing the Excess Shares to be held in trust, or
(2) the price received by the Excess Share Trust from the sale or other disposition of the Excess Shares. Any proceeds in excess of the amount payable to the Purported Record Transferee will be paid to the Charitable Beneficiary. The Excess Share Trustee shall be under no obligation to obtain the highest possible price for the Excess Shares. Prior to any transfer of any Excess Shares by the Excess Share Trustee, the Corporation must have waived in writing its purchase rights under Section O. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section against the Charitable Beneficiary.

            If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such Excess Shares in trust and to hold such Excess Shares on behalf of the Corporation.

            Section O. Call by Corporation on Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Corporation, or its designee, at a price equal to the lesser of (a) the price paid by the Purported Record Transferee for the Excess Shares or, if the Purported Record Transferee did not give value for the Excess Shares, the Fair Market Value of the Excess Shares on the day of the event causing the Excess Shares to be held in trust and (b) the Fair Market Value of the Excess Shares on the date the Corporation, or its designee, accepts such offer (the "Redemption Price"). The Corporation shall have the right to accept such offer for a period of ninety days after the later of (x) the date of the Purported Transfer which resulted in such Excess Shares or (y) the date the board of directors determines in good faith that a Purported Transfer resulting in Excess Shares has occurred, if the Corporation does not receive a notice of such Purported Transfer pursuant to Section E of this Article but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section N of this Article. Unless the board of directors determines that it is in the interests of the Corporation to make earlier payments of all of the amount determined as the Redemption Price in accordance with the preceding sentence, the Redemption Price may be payable at the option of the board of directors at any time up to but not later than the five years after the date the Corporation accepts the offer to purchase the Excess Shares. In no event shall the Corporation have an obligation to pay interest to the Purported Record Transferee.

            Section P. Underwritten Offerings. The Ownership Limit shall not apply to the acquisition of Shares or rights, options or warrants for, or securities convertible into, Shares by an underwriter in a public offering, provided that (i) the underwriter makes a timely distribution of such Shares or rights, options or warrants for, or securities convertible into, Shares and (ii) the underwriter Beneficially Owns (x) less than 10% of the value of the outstanding shares of Vornado Realty Trust and (y) less than 10% of the value of the outstanding shares of any affiliate of Vornado Realty Trust that is a REIT.

            Section Q. Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article.

            Section R. Non-Waiver. No delay or failure on the part of the Corporation or the board of directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the board of directors, as the case may be, except to the extent specifically waived in writing.

            Section S. Interstate Properties. The Ownership Limits set forth in this Article shall not apply to Interstate Properties, any partner in Interstate Properties or any person treated as Beneficially Owning Shares Beneficially Owned by Interstate Properties or any partner thereof until December 31, 1998, at which time such Persons will become subject to the limit described in clause (i) of the definition of Ownership Limit and will be treated as Persons described in such clause (i).

            Section T. Increase in Certain Ownership Limits. The Ownership Limits set forth in clauses (ii) and (iii) of the definition of Ownership Limit (as such Ownership Limits may have been previously adjusted pursuant to this Section T) may be increased by the board of directors, provided that in no event may either such Ownership Limit be increased above 9.9%.

            IN WITNESS WHEREOF, Vornado Operating, Inc. has caused this certificate to be signed by Joseph Macnow, its Executive Vice President, on the 24 day of September, 1998.

                                    VORNADO OPERATING, INC.

                                    By:   /s/ Joseph Macnow
                                          ----------------------------
                                          Joseph Macnow